Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-181818 on Form S-8 of our reports dated March 8, 2013 relating to the consolidated financial statements and financial statement schedule of Medidata Solutions, Inc. (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.
/s/ DELOITTE & TOUCHE LLP
New York, New York
March 8, 2013